EXHIBIT 5

WARSHAW BURSTEIN COHEN
SCHLESINGER & KUH, LLP
555 Fifth Avenue
New York, New York 10017
Telephone: (212) 984-7700
Facsimile: (212) 972-9150

July 16, 2002

a21, Inc.
One Embarcadero Plaza, Suite 500,
San Francisco, California 94111

Gentlemen and Ladies:

             You have requested our opinion, as counsel for a21, Inc. a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).

             The Registration Statement relates to the registration of an additional 2,776,764 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable pursuant to stock awards and upon the exercise of options and warrants granted, or to be granted, under the Company’s 2002 Directors, Officers And Consultants Stock Option, Stock Warrant And Stock Award Plan, as amended (the “Plan”).

             In the preparation of our opinion, we have examined (1) the Amended and Restated Articles of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, as in effect on the date hereof, (3) minutes of meetings of the Company’s Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, and (6) the Plan. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

             We have made such investigations of law as we have deemed necessary for our opinion. As members of the Bar of the State of New York, we do not purport to be experts on the laws of any other State. Accordingly, with respect to all matters involving Texas law, we have examined and relied on the opinion of Vanderkam & Sanders.

             Based upon such examinations and investigations, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

             We hereby consent to the filing of our opinion as an exhibit to the Registration Statement.

             Our Firm beneficially owns 100,000 shares of Common Stock.

Sincerely yours,

/s/ WARSHAW BURSTEIN COHEN
SCHLESINGER & KUH, LLP

AAK/MDS